UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.   )

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Technology Research Corporation

(Name of registrant as specified in its charter)

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Notice of Annual Meeting of Stockholders

to be held August 5, 2010

To the Stockholders of

TECHNOLOGY RESEARCH CORPORATION

You are cordially invited to attend the Annual Meeting of Stockholders of Technology Research Corporation, a Florida corporation (the “Company”), which will be held on August 5, 2010, at 1:00 P.M. local time, at the Company headquarters, 5250-140th Avenue North, Clearwater, Florida, 33760, for the following purposes:

1.	to elect six directors, each for a term of one year;

2.	to ratify the appointment of Kirkland, Russ, Murphy & Tapp, P.A. as the independent registered public accounting firm of the Company for the fiscal year ending March 31, 2011; and

3.	to consider and act upon any matters related to the foregoing purposes and to transact such other business as may properly be brought before the meeting and at any adjournments thereof.

A Proxy Statement and Board of Directors Proxy are being mailed with this notice. You are invited to attend the meeting in person, but if you are unable to do so, the Board of Directors requests that you sign, date and return the proxy, as promptly as practicable, by means of the enclosed envelope. If you are present at the meeting and desire to vote in person, you may revoke the proxy, and if you receive more than one proxy (because of different addresses of stockholdings), please fill in and return each proxy to complete your representation.

By order of the Board of Directors

Owen Farren
Chairman of the Board, Chief Executive Officer and Secretary

Clearwater, Florida

July 1, 2010

Enclosures

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON AUGUST 5, 2010.

Our Proxy Statement and Annual Report on Form 10-K for the year ended March 31, 2010 are also available electronically at our at website www.proxyvote.com.

TECHNOLOGY RESEARCH CORPORATION

2010 PROXY STATEMENT

Technology Research Corporation

5250-140th Avenue North

Clearwater, Florida 33760

PROXY STATEMENT

FOR ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD August 5, 2010

This Proxy Statement is being furnished to each holder of record of one or more outstanding shares of the single class of common capital stock authorized for issuance by the Articles of Incorporation of Technology Research Corporation (the “Company,” “we,” “us,” or “our”), for his, her or its use in considering whether to comply with the proxy solicitation being made by the Company’s Board of Directors (the “Board of Directors” or the “Board”) in connection with the conduct of the 2010 annual meeting of the Company’s stockholders, and of any adjournments or postponements thereof (the “Meeting”). Each copy of this Proxy Statement being mailed or otherwise delivered to stockholders is accompanied by a Proxy card and a Notice of Annual Meeting of Stockholders, and such materials and our Annual Report on Form 10-K, are being mailed to Company stockholders of record on or about July 1, 2010. The Annual Report is not to be regarded as proxy soliciting material.

RECORD DATE; PROPOSALS TO BE VOTED UPON

The Meeting is scheduled to be held on August 5, 2010 at 1:00 P.M. local time, at the Company headquarters at 5250-140th Avenue North, Clearwater, Florida 33760. Only holders of record of the Company’s common voting stock at the close of business on June 15, 2010 (the “Record Date”) are entitled to receive notice of and to vote at the Meeting. At the Meeting, such holders will be asked to consider and vote upon the following proposals:

PROPOSAL ONE:	To elect a board of directors to consist of six members, each of whom shall be entitled to serve for a term of one year; and

PROPOSAL TWO:	To ratify the appointment of Kirkland, Russ, Murphy & Tapp, P.A. as the Company’s independent registered public accounting firm for the fiscal year ending March 31, 2011.

We have not received timely notice of any stockholder proposals to be included in the Company’s proxy statement, and no stockholder has provided timely notice to the Company of a proposal to bring before the Meeting. Consequently, no other proposals will be considered at the Meeting.

Internet Availability

Pursuant to rules promulgated by the Securities and Exchange Commission, we have elected to provide access to our proxy materials both by sending you this full set of proxy materials, including a proxy card, and by notifying you of the availability of our proxy materials on the Internet. This Proxy Statement and our 2010 Annual Report are available at our web site at www.proxyvote.com, which does not have “cookies” that identify visitors to the site.

VOTING RIGHTS AND SOLICITATION OF PROXIES

The Company’s common stock, $.51 par value (the “Common Stock”), is the only type of security entitled to vote at the Meeting. On the Record Date for determining stockholders entitled to vote at the Meeting, there were 6,606,842 shares of Common Stock outstanding. Each stockholder of record on the Record Date is entitled to one vote for each share of Common Stock then held. Shares of Common Stock may not be voted cumulatively. All votes cast by proxies returned prior to the conduct of the Meeting will be tabulated by the Registrar and Transfer Company, our stock transfer agent, who will tabulate affirmative and negative votes, abstentions and broker non-votes. Our Corporate Secretary, or designated Acting Secretary, will serve as the inspector of elections for the Meeting and will determine the validity of the final vote tabulation, including those shares voted in person or by proxies submitted or changed during the conduct of the Meeting.

Quorum; Abstentions; and Broker Non-Votes

Our Bylaws provide that the holders of a majority of the issued and outstanding shares of Common Stock (3,303,422), present in person or represented by valid proxy, shall constitute a quorum for the transaction of business at the Meeting. A quorum must be present in order to hold the Meeting and to conduct business. Your shares are counted as being present if you vote in person at the Meeting, over the Internet, or by submitting a properly executed proxy card. Shares that are voted “FOR”, “AGAINST”, “ABSTAIN”, or “WITHHELD” on a proposal are treated as being present at the Meeting for the purposes of establishing a quorum. Proxies submitted by brokers that do not indicate a vote for some or all of the proposals because they do not have discretionary voting authority and have not received instructions as to how to vote on those proposals are counted as present and are, therefore, included for purposes of determining whether a quorum is present at the Meeting; however, broker non-votes are not deemed to be votes cast. As a result, broker non-votes are not included in the tabulation of the voting results on the election of the directors. Because abstentions will not be voted in favor of a matter and will not be counted as voting on Proposal No. 2, the ratification of the selection of our independent registered public accounting firm, abstentions will have no effect on this proposal.

Vote Required

PROPOSAL ONE (Election of Directors): Directors are elected by a plurality of the affirmative votes cast by those shares present in person or represented by proxy and entitled to vote at the Meeting, without regard to either broker non-votes or proxies as to which authority to vote for one or more nominees is withheld. The six nominees for director positions receiving the highest number of affirmative votes will be elected. Abstentions and broker non-votes will not be counted toward a nominee’s total. Thus, a nominee for director may be elected even if the nominee receives votes from holders of less than a majority of shares represented at the Meeting.

PROPOSAL TWO (Ratification of Independent Registered Public Accounting Firm): Passage will require an affirmative vote by the holders of a majority of those shares present in person or represented by proxy, and which are cast either affirmatively or negatively at the Meeting. For purposes of determining whether a quorum exists for the Meeting, if you return a proxy card, vote over the Internet and withhold your vote from the election of all directors, your shares will be counted as present. As in the case of Proposal One, abstentions and broker non-votes will not be counted as having been voted “For” or “Against” ratification of the appointment of the independent auditors.

Our current directors and executive officers and their affiliates are expected to be the beneficial owners, as of the Record Date, of 558,969 shares, or 8.5%, of the outstanding shares of Common Stock.

Voting of Shares

If your shares of Common Stock are registered directly in your name with our transfer agent, you are considered, with respect to those shares, the stockholder of record, and these proxy materials are being sent directly to you by us. As the stockholder of record, you have the right to vote in person at the Meeting or to grant your voting proxy directly to us or another proxy holder. We have enclosed a proxy card for you to use.

If your shares are held in a brokerage account, or by another nominee, you are considered the beneficial owner of shares held in street name, and these proxy materials are being forwarded to you, together with a voting instruction card, by your broker or other nominee. As the beneficial owner, you have the right to direct your broker or other nominee how to vote and are also invited to attend the Meeting. Your broker or other nominee has enclosed or provided voting instructions for you to use in directing the broker or other nominee how to vote your shares. Shares held in street name may also be eligible for Internet or telephone voting in certain circumstances if you did not receive a proxy form directly. If you hold shares of Common Stock in “street name” and you plan to attend the Meeting and vote in person, you will need to contact the broker, bank or other nominee to obtain evidence of your ownership of TRC shares on the record date.

Shares of Common Stock held in a stockholder’s name as the stockholder of record may be voted in person at the Meeting. Shares of Common Stock held beneficially in street name may be voted in person only if you obtain a legal proxy from the broker or other nominee that holds your shares giving you the right to vote the shares. If you attend the Meeting and plan to vote in person, we will provide you with a ballot at the Meeting.

Whether you hold shares directly as the stockholder of record or beneficially in street name, you may direct how your shares are voted without attending the Meeting. If you are a stockholder of record, you may vote by submitting a proxy. If you hold shares beneficially in street name, you may vote by submitting voting instructions to your broker or other nominee.

If you are a beneficial shareholder and your shares are held in the name of a broker, the broker is bound by the rules of the New York Stock Exchange (“NYSE”) regarding whether or not it can exercise discretionary voting power for any particular proposal if the broker has not received voting instructions from you. Brokers have the authority to vote shares for which their customers do not provide voting instructions on certain “routine” matters. If the broker does not vote on a particular proposal because that broker does not have discretionary voting power, this is referred to as a “broker non-vote.” Broker non-votes will be considered as represented for purposes of determining a quorum, but will not otherwise affect voting results.

Prior to 2010, the election of directors was considered a discretionary matter for which brokers were permitted to vote your shares. On July 1, 2009, the SEC approved a change to the NYSE rules that stated that the election of directors would no longer be considered a “routine” matter, whether or not the election was contested. Consequently, if you do not give your broker instructions, your broker will not be able to vote on the election of directors. If you are a beneficial shareholder and your shares are held in street name, the broker is permitted to vote your shares on the ratification of the appointment of Kirkland, Russ Murphy & Tapp, P.A. as our independent registered public accounting firm for the 2011 fiscal year even if the broker does not receive voting instructions from you. Therefore, we urge you to give voting instructions to your broker on all voting items.

Whether or not you are able to attend the Meeting, you are urged to complete and return your proxy or voting instructions, which are being solicited by the Board of Directors and which will be voted as you direct on your proxy or voting instructions when properly completed. If you sign and return your proxy card, but do not specify how you wish your shares to be voted, such proxies and voting instructions will be voted FOR the nominees for election to the Board of Directors as set forth in Proposal One below, FOR the ratification of selection of our independent registered accounting firm as set forth in Proposal Two, and in the discretion of the proxy holders as to other matters that may properly come before the Meeting. You may also revoke or change your proxy or voting instructions at any time before the Meeting.

To revoke your proxy, please send a written notice of revocation or another signed proxy with a later date to the Corporate Secretary of the Company at the Company’s principal executive offices before the beginning of the Meeting. You may also automatically revoke your proxy by attending the Meeting and voting in person. To revoke your voting instructions, please submit new voting instructions to your broker or other nominee, or, if you have obtained a legal proxy from your broker or other nominee giving you the right to vote your shares, by attending the meeting and voting in person. All shares represented by a valid proxy received prior to the Meeting will be voted.

Solicitation of Proxies

As this solicitation is being made exclusively by our Board of Directors, any costs incurred in connection therewith, including the costs of preparation, assembly, printing and mailing of this Proxy Statement, the accompanying Notice of Annual meeting, and any additional soliciting material furnished to stockholders, will be borne by us. Copies of solicitation material will be furnished to brokerage houses, fiduciaries and custodians holding shares in their names that are beneficially owned by others so that they may forward this solicitation material to such beneficial owners. The Company may reimburse such persons for their costs of forwarding the solicitation material to such beneficial owners. All proxies are being solicited by mail in the accompanying form, but further solicitation following the original mailing may be made by Board representatives, Company officers, employees or agents by telephone or personal contact with certain stockholders. No additional compensation will be paid to these representatives for such services. Except as described above, we do not intend to solicit proxies other than by mail.

How Does The Board Recommend That I Vote My Shares?

Unless you give other instructions on your proxy card, the persons named as proxies on the proxy card will vote in accordance with the recommendations of the Board of Directors. The Board’s recommendation is set forth together with the description of each item in this Proxy Statement.

The Board of Directors recommends a vote “FOR” the election of each of the nominees for director named in this Proxy, and “FOR” the ratification of the appointment of Kirkland, Russ, Murphy & Tapp, P.A. as our independent registered public accounting firm for the fiscal year ending March 31, 2011.

Multiple Copies of Annual Report and Proxy Statement

We have adopted a procedure approved by the U.S. Securities and Exchange Commission (“SEC”) called “householding.” Under this procedure, stockholders of record who have the same address and last name and do not participate in electronic delivery of proxy materials will receive only one set of our proxy materials unless one or more of these stockholders notifies us that they wish to continue receiving individual copies. We believe this will provide greater convenience for our stockholders, as well as cost savings for us by reducing the number of duplicate documents that are sent to your home. Stockholders who participate in householding will continue to receive separate proxy cards. Householding will not in any way affect your rights as a stockholder.

If you are eligible for householding, but you and other stockholders of record with whom you share an address currently receive multiple copies of our proxy materials, or if you hold stock in more than one account, and in either case you wish to receive only a single copy of each of these documents for your household, please contact the Company by writing to Technology Research Corporation, 5250-140th Avenue North, Clearwater, Florida 33760, Attention: Secretary.

If you participate in householding and wish to receive a separate copy of our Annual Report on Form 10-K for the year ended March 31, 2010, or this Proxy Statement, or if you do not wish to participate in householding and prefer to receive separate copies of these documents in the future, please contact the Company as indicated above.

Beneficial stockholders can request information about householding from their banks, brokers or other holders of record.

Smaller Reporting Company

The Company has elected to prepare the Proxy Statement and other annual and periodic reports as a “smaller reporting company” with the rules adopted by the Securities and Exchange Commission effective as of February 4, 2008.

WHILE MANAGEMENT ENCOURAGES YOUR ATTENDANCE AT THE MEETING, HOLDERS OF COMMON STOCK ARE REQUESTED TO SIGN, DATE AND RETURN PROMPTLY THE ACCOMPANYING PROXY TO THE COMPANY IN THE ENCLOSED POSTAGE-PAID, ADDRESSED ENVELOPE.

PROPOSAL ONE - ELECTION OF DIRECTORS

Number and Composition of the Board of Directors

Our Bylaws provide that our Board of Directors shall consist of not less than three members and not more than nine members as may be fixed from time to time by action of the Board of Directors or of our stockholders. The Board recommends that the exact number of directors not be determined by stockholder action, thus permitting the Board to increase or decrease the number of directors during the year and to fill any vacancy, as it deems advisable to do so.

Our Board of Directors is currently comprised of eight members. As previously announced, Mr. Wood will retire as a board member at our Meeting and therefore is not seeking reelection. Mr. Walker will be leaving the Board at the end of his current term. The remaining six directors all have been nominated for reelection and will be presented as the Board’s slate of nominees at our Meeting.

Voting Required; Election of Directors

If a quorum is present and voting, a director will be elected by a plurality of the votes cast at the Meeting, whether in person or by proxy. Unless authority is withheld as to one or more of the Board’s designated nominees, the shares represented by Board of Directors proxies properly executed and timely received will be voted for the election as Directors of the six nominees named below, all of whom presently serve in that capacity. If any such nominee fails to stand for election for any reason, the proxy will be voted for a substitute nominee designated by the Board of Directors. The Board has no reason to believe that any nominee will be unavailable to serve if elected. Each nominee, if elected, will serve a one-year term, expiring on the date of the annual meeting of stockholders in 2011. The Company’s Board of Directors unanimously recommends a vote “FOR” each of the six nominees for director set forth below.

Information Concerning Nominees

The following table sets forth certain information concerning the nominees, which is based on data furnished by them:

Name	Director Since	Age	Position

Owen Farren	2007	59	Chairman of the Board, Director, President and Chief Executive Officer

Gerry Chastelet (1)(2)(3)	1999	63	Director

Paul J. Hoeper	2010	64	Director

Raymond V. Malpocher (2)(3)	2007	64	Director

Patrick M. Murphy (1)(3)	2007	53	Director

N. John Simmons, Jr. (1)	2008	54	Director

Footnotes:

(1) Member of the Audit Committee.

(2) Member of the Compensation Committee.

(3) Member of the Nominating and Governance Committee.

The following briefly describes the specific experience, qualifications, attributes and skills that led our Board of Directors to conclude that each of the nominees should serve as a director. There are no arrangements or understandings between any director and any other person pursuant to which the director is or was to be selected as a director. There are no family relationships among any of our directors or executive officers. There are no material proceedings to which directors, executive officers or 5% stockholders are adverse to the Company. There have been no legal proceedings involving directors or executive officers during the last ten years material to such person’s ability to serve as an officer or director or to such person’s integrity.

OWEN FARREN has been Chairman of our Board of Directors since November 2007, a Director of the Company since February 2007, and President & CEO since January 2007. Prior to joining the Company, he was the President of StratEx, an interim management and turnaround firm from 2002 to December, 2006. From 1990 to 2002, he worked at SL Industries (AMEX:SLI), a power electronics and motion control company, where he served as Chairman, President & CEO. From 1983 until 1990, he worked for Simco Company, a static control company and a unit of Illinois Tool Works Inc. (NYSE:ITW), where he served as President. Mr. Farren has an M.B.A. in Finance and a B.S. in Marketing, both from Indiana University.

Mr. Farren has been a member of our management team for more than three years, having served as our Chief Executive Officer since January 2007, giving him in depth company experience in his role as Chairman. Along with Mr. Farren’s prior experience as the CEO of a publicly-traded electrical products manufacturing company, we believe he is uniquely qualified to sit on our Board.

GERRY CHASTELET has served as a member of our Board of Directors since 1999. Mr. Chastelet retired from the technology industry in January, 2002. From October, 1998 to January, 2002, Mr. Chastelet served as Chairman of the Board, Chief Executive Officer, President and a Director of Digital Lightwave, Inc., a leading provider of optical network test and management products. From December, 1995 to October, 1998, Mr. Chastelet was President, Chief Executive Officer and a Director of Wandel & Goltermann Technologies, Inc., a global supplier of communications test and measurement equipment. Prior to joining Wandel & Goltermann, Mr. Chastelet held senior management positions with Network Systems Corporation, Gandalf Systems Corporation and Paradyne Corporation. During his career, he also spent 15 years with the IBM Corporation in various sales, service, marketing and management positions. Mr. Chastelet has a degree in Electronic Engineering from Devry Institute of Technology and is a graduate of the University of Toronto Executive MBA Program.

We believe that Mr. Chastelet’s sales and marketing experience, particularly in technology based companies, along with his experience as a Chief Executive Officer in publicly-traded companies makes him well qualified to sit on our Board.

PAUL J. HOEPER has served as a member of our Board of Directors since June 2010. Mr. Hoeper also currently serves as the Chairman of the Board of Versar Inc. He has been a business consultant since February 2001. From 1998 to 2001 Mr. Hoeper was Assistant Secretary of the Army for Acquisition, Logistics and Technology, a position appointed by the President and confirmed by the Senate. From 1996 to 1998 he served as the Deputy Under Secretary of Defense, International and Commercial Programs, and from 1994 to 1996 he was President of Fortune Financial, a private merchant bank. In the last 17 years Mr. Hoeper has been a consultant to and served on a number of science and technology defense related, task forces , boards and forums and is the recipient of numerous Defense service awards including the President’s award for contributions to the Association of the U.S. Army in 2000. Mr. Hoeper holds a B.S. in Engineering from Princeton University, and a Masters degree in Mathematics from Harvard University.

We believe that Mr. Hoepers’ technology experience, particularly as it relates to Military and Defense applications along with his financial expertise and his previous board experience makes him well qualified to sit on our Board.

RAYMOND V. MALPOCHER has served as a member of our Board of Directors since December, 2007. Mr. Malpocher served as President and Chief Executive Officer of Telex Communications from 2003 to 2006. From 1998 to 2002, he served as Group President of the Marine/Industrial division of Teleflex Corporation. Mr. Malpocher also held senior executive positions with Danaher Corporation from 1995 to 1998 and Eagle Industries from 1981 to 1995. He is a member of the Board of Directors of Anchor Glass Container Corporation. Mr. Malpocher holds a B.S. in Mechanical Engineering from Rochester Institute of Technology, an M.S. in Applied Math from the University of Rochester, and an M.B.A. from the University of Rochester.

We believe Mr. Malpocher’s extensive operational experience, having served in key leadership positions in a number of technology based manufacturing companies, qualifies him to sit on our Board.

PATRICK M. MURPHY joined our Board of Directors in May, 2006. Mr. Murphy served as Senior Vice President, Chief Financial Officer and Treasurer of Paradyne Networks from August, 1996 and Secretary from August, 2000 until August, 2005. He also served as a director and Chief Executive Officer of Paradyne Credit Corp. since July, 2001 and as Vice President, Chief Financial Officer and Treasurer from August, 1996 to July, 2001. From August, 1996 to July, 1998, he served as Vice President, Treasurer and Chief Financial Officer of GlobeSpan, Inc. From January, 1987 to August, 1996, he served as Chief Financial Officer of Continental Broadcasting, Ltd., a television and radio broadcast company. Mr. Murphy holds a B.S./B.A. in finance from John Carroll University and is a CPA.

Mr. Murphy’s experience as the chief financial officer of a publicly-traded company has provided him with extensive experience with financial reporting rules and regulations in a public company environment and makes him particularly valuable as our Audit Committee financial expert and as a Board member.

N. JOHN SIMMONS, Jr. joined our Board of Directors in May, 2008. Mr. Simmons has served as President of Quantum Capital Partners since December, 1998. During his tenure with Quantum Capital Partners, Mr. Simmons has served as a key executive officer in several investee companies. In October, 2008, Mr. Simmons was appointed Chief Executive Officer of Lifestyle Family Fitness. From July, 2005 to November, 2007, he served as a Director and Chairman of the Audit Committee for Medquist, Inc. From August, 2002 to May, 2007, Mr. Simmons was Chairman of the Board of Directors of SRI/Surgical Express, Inc. Mr. Simmons has also served in executive roles with Eckerd Corporation and Checkers Drive-In Restaurants, Inc. and he was formerly an audit partner with KPMG Peat Marwick. Mr. Simmons holds a B.B.A. in Accounting from Loyola University of New Orleans and is a CPA.

We believe that Mr. Simmons’ experience in a global accounting firm serving complex public companies including manufacturing and defense contracting clients, as an executive in several large publicly traded companies, with capital markets and investments and his service on other public company boards makes him qualified to sit on our Board.

CORPORATE GOVERNANCE

Board Leadership Structure and the Board’s Role in Risk Oversight

The Board does not have a policy regarding the separation of roles of Chief Executive Officer and Chairman of the Board as the Board believes it is in the best interests of the Company to make a determination based upon the desired implementation of the Company’s strategic objectives. Accordingly, the Board has determined that having the Company’s Chief Executive Officer serve as Chairman is in the best interests of the Company’s shareholders at this time. This leadership structure is designed to make best use of the Chief Executive Officer’s extensive knowledge of the Company, its industry and foster greater communication between Company management and the Board.

While management is responsible for the day-to-day management of risks the Company faces, the Board takes an active role, as a whole and also at the committee level, in overseeing the management of the Company’s risks. The Audit Committee is responsible for oversight of risks associated with financial accounting and audits, as well as internal control over financial reporting. The review of strategic and operational risk is reviewed by the full Board. The Board regularly reviews information regarding the Company’s liquidity, key customers and military contracts, implementation of the Company’s strategic objectives and financial reports, as well as risks associated with each, and annually reviews the Company’s risk management program as a whole. In addition, the Compensation Committee periodically reviews the most important risks to the Company to ensure that compensation programs do not encourage excessive risk-taking by our executive officers. The Board also encourages management to promote a corporate culture that incorporates risk management into the Company’s corporate strategy and day-to-day business operations.

Board Meetings and Committees

Our Board of Directors and management are committed to responsible corporate governance to ensure that the Company is managed for the long-term benefit of our stockholders. To that end, our Board of Directors and management periodically review and update, as appropriate, our corporate governance policies and practices. Our Board and management also regularly evaluate and, when appropriate, revise our corporate governance policies and practices in accordance with the requirements of the Sarbanes-Oxley Act of 2002 and the rules and listing standards issued by the Securities and Exchange Commission (“SEC”) and the Nasdaq Stock Market, Inc. (“Nasdaq”).

The structure of our Board of Directors provides strong oversight by the independent directors. During fiscal 2010, the Board of Directors held nine meetings. During that period, each of the current directors attended or participated in at least 75% of the aggregate of (i) the total number of meetings of the Board of Directors and (ii) the total number of meetings held by all committees of the Board on which he served.

Although we do not have a formal policy regarding attendance by members of the Board at our annual meeting of stockholders, directors are encouraged to attend. All of our current directors attended the last annual meeting of stockholders.

Independence of Directors

The Board of Directors has adopted standards for director independence, which incorporate the definition of “independent” contained in the Nasdaq Stock Market listing rules. The Company’s corporate governance policies require that at least a majority of the Board of Directors shall be independent in accordance with Nasdaq rules and other applicable criteria for independence. Based on the information furnished by the directors, the Board has affirmatively determined that all of the directors, with the exception of Mr. Farren (who serves as our President and Chief Executive Officer), currently meet the definition of “independent”.

The Board has also determined that each member of its Audit, Compensation, and Nominating and Governance Committees is “independent” within the meaning of the applicable rules and regulations of the SEC and Nasdaq director independence standards, as currently in effect. Each year, our directors are obligated to complete a questionnaire which requires them to disclose any transactions with us in which the director or any member of his or her immediate family might have a direct or potential conflict of interest. Based on its review, the Board of Directors determined that all of its non-employee directors are independent under its guidelines and free from any relationship that would interfere with the exercise of their independent judgment.

The Board of Directors held executive sessions at each regular board meeting lead by our Lead Director, Mr. Simmons. These executive sessions were attended by the independent directors and such other attendees as they may request. Topics covered have included discussions with outside auditors, corporate strategy, succession planning and management performance.

Lead Independent Director.

Our Bylaws provide for the selection of a Lead Independent Director in the event that the Chair of the Board of Directors is an executive officer or former executive officer of the Company. Upon appointment, the Lead Independent Director is responsible for coordinating the activities of our independent directors, acting as a liaison between the independent directors and our Chief Executive Officer and performing such other duties as may be assigned by our Board of Directors. Mr. Chastelet served as our Lead Director through August 2009 and Mr. Simmons has served as the Lead Independent Director since August 2009.

Board Committees

Our Board of Directors has established the following standing committees:

Audit Committee. The Audit Committee of the Board of Directors (the “Audit Committee”) monitors the integrity of the Company’s financial statements, the independence and qualifications of the independent registered public accounting firm, the performance of the Company’s independent registered public accounting firm and the effectiveness of the Company’s disclosure controls and procedures and internal controls. It is also responsible for retaining (subject to stockholder ratification), evaluating, and, if appropriate, recommending the termination of the Company’s independent registered public accounting firm. The Audit Committee operates under a charter that was revised and approved by the Board in June 2008 in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934. The Audit Committee’s charter is also available on our website at www.trci.net under corporate governance.

During fiscal 2010, the Audit Committee held nine meetings and did not act by written consent in lieu of any meeting. Patrick M. Murphy has served as audit committee chairman since May 2007. The Audit Committee is comprised of Patrick M. Murphy (Chairman), N. John Simmons, Jr. (both of whom have been determined by the Board to be “audit committee financial experts,” as defined in Nasdaq Rule 4350 (d)(2)(A)) and Gerry Chastelet. The Board of Directors, in its business judgment, has determined that each member of the Audit Committee is independent under SEC and Nasdaq Rule 4200(a)(15) and listing standards currently in effect.

Compensation Committee. The Compensation Committee of the Board of Directors (the “Compensation Committee”) administers our Amended and Restated 2000 Long Term Incentive Plan and other programs relating to salaries and benefits, incentives programs and long-term compensation of our executive officers, reviews and approves executive compensation policies and objectives, makes recommendations to the Board of Directors with respect to compensation matters, and carries out the Board’s responsibilities relating to all forms of executive compensation. A copy of our Compensation Committee’s charter is available on our website at www.trci.net under corporate governance.

Our Chief Executive Officer sets the compensation of executive officers (other than the Chief Executive Officer), including the recommendation of the granting of stock-based awards, after consulting with and obtaining approval from the Compensation Committee. Non-qualified stock options and other stock-based awards which are granted to the members of the Compensation Committee are approved by the Board of Directors. During fiscal 2010, the Compensation Committee held ten meetings and did not act by written consent in lieu of any meeting. David F. Walker served as Chairman of the Compensation Committee and Messrs. Gerry Chastelet and Raymond V. Malpocher constitute its remaining members. The Board of Directors, in its business judgment, has determined that each member of the Compensation Committee is independent under Nasdaq Rule 4200(a)(15) and Nasdaq listing standards currently in effect.

Nominating and Governance Committee. The Nominating and Governance Committee of the Board of Directors (the “Nominating and Governance Committee”) assists the Board in identifying individuals qualified to be directors and oversees the Company’s governance structure. The Nominating and Governance Committee’s charter is available on our website at www.trci.net under corporate governance and was filed as an Exhibit to our Form 8-K, dated March 18, 2009. During fiscal 2010, the Nominating and Governance Committee held five meetings and did not act by written consent in lieu of any meeting. Mr. Simmons served as chair of the Nominating Committee through August 6, 2009 and Messrs. Walker, Malpocher and Murphy constituted its remaining members. Effective August 6, 2009, Mr. Chastelet became chair of the Nominating and Governance Committee and Messrs. Malpocher, Walker and Murphy constituted its remaining members. Each member of the Nominating and Governance Committee is independent under SEC and Nasdaq Rule 4200(a)(15) and listing standards currently in effect.

The Nominating and Governance Committee believes that any nominee that it recommends for a position on our Board of Directors must possess high standards of personal and professional integrity, and have demonstrated business judgment and such other characteristics as it deems appropriate to demonstrate that he or she would be effective in serving the best interest of our stockholders. In making its determination, the Nominating and Governance Committee also reviews the current size and composition of our Board, the independence of the Board and its committees, the diversity of its membership with respect to a variety of personal and professional experiences and backgrounds, the number of other boards in which a candidate serves and such other factors as the Nominating and Governance Committee or the Board deems to be significant. The Nominating and Governance Committee also considers recommendations for director nominees from other directors, our executive officers, any stockholder or any other source that it deems appropriate. To evaluate any potential nominee, the Nominating and Governance Committee typically will review and evaluate the qualifications of any proposed director candidate and conduct inquiries into his or her background to the extent that it deems appropriate. During the year ended March 31, 2010, we did not retain the services of a third party search firm to help identify and evaluate potential director candidates.

Diversity is one of many factors that the Nominating and Governance Committee’s charter requires to be considered when evaluating candidates. To assess the effectiveness of the mandate set forth in the Nominating and Governance Committee’s charter, the Nominating and Governance Committee reviews annually with the Board the composition of the Board as a whole and recommends, if necessary, measures to be taken so that the Board reflects the appropriate balance of knowledge, experience, skills, expertise and diversity required for the Board as a whole. We also value experience on other public company boards of directors and board committees. The director biographies on pages 6 to 8 indicate each nominee’s experience, qualifications, attributes and skills that led our Nominating and Corporate Governance Committee and our Board of Directors to conclude he should continue to serve as a director of TRC. Our Nominating and Corporate Governance Committee and our Board of Directors believe that each of the nominees has the individual attributes and characteristics required of each of our directors, and the nominees as a group possess the skill sets and specific experience desired of our Board of Directors as a whole.

The process for considering an incumbent director for reelection to the Board of Directors is that the Nominating and Corporate Governance Committee considers the composition of the entire board of directors, the strengths and contributions of each member of the board of directors, and the strengths and contributions of the particular director being considered. After discussion among the committee members, the committee decides whether to recommend to the full Board of Directors that the director be nominated for reelection.

Director Nominations. Any stockholder that wishes to submit a name of a candidate for our Board for consideration by the Nominating and Governance Committee should do so in writing, addressed to the Nominating and Governance Committee, c/o Secretary, Technology Research Corporation, 5250-140th Avenue North, Clearwater, Florida 33760. The Secretary of the Company will forward all recommendations to the Nominating and Governance Committee. Each recommendation made by a stockholder should include information about the stockholder making the recommendation and include the name and contact information for the candidate, and include information regarding the candidate’s occupation and background, including education and business experience. All proposed director candidates for consideration by the Nominating and Governance Committee will be evaluated in the same manner, regardless of the source of the initial recommendation.

Communications with the Board

Stockholders may communicate with our Board of Directors by writing to us c/o Secretary, Technology Research Corporation, 5250 - 140th Avenue North, Clearwater, Florida 33760. If you wish to direct your submission to a member of the Board you may so specify, and we will forward your communication, as appropriate. Individual Board members may occasionally meet or otherwise communicate with our stockholders and other constituencies that are involved with the Company, but it is expected that Board members would do this with the advance knowledge of management and, absent unusual circumstances or as contemplated by Board committee charters, at the request of management.

Risk Management

Our Board of Directors bears the responsibility for maintaining oversight over the Company’s exposure to risk. The Board, as a whole, and acting through its committees, regularly discusses our material risk exposures, the potential impact on the Company and the efforts of management it deems appropriate to deal with the risks that are identified. As part of the Board’s general oversight function for risk management, the Audit Committee works with management and the independent auditors to assess the quality and adequacy of the Company’s processes and controls that could affect the Company’s financial statements and financial reporting, including discussing significant financial risk exposure and the steps management has taken to monitor, control and report such exposure. In addition, the Compensation Committee, in connection with the performance of its duties, considers risks associated with the elements of the Company’s compensation programs. Lastly, the Nominating and Governance Committee, with guidance from outside counsel, considers the risks associated with corporate governance. Our Committees generally report to the Board at each regularly scheduled Board meeting.

Code of Conduct and Ethics

The Company has adopted a Code of Conduct (the “Code”) that applies to all of its employees, including its principal executive, financial and accounting officers. A copy of the Codes can be found at the Company’s website www.trci.net. Additionally, the Company’s principal executive officer, principal financial officer and principal accounting officer have also adopted a Code of Ethics to supplement the Company Code of Conduct. This supplemental Code of Ethics requires a high standard of ethical conduct. The Company intends to satisfy the disclosure regarding any amendments to or waivers from a provision of the Codes that applies to its principal executive, financial and accounting officers by posting such information on its website at the address set forth above.

Compensation Committee Interlocks and Insider Participation

All of the members of the Compensation Committee are independent and no member of the Compensation Committee has served as an officer or employee of the Company. None of the members of our Compensation Committee serves as an executive officer of another entity at which one of our executive officers serves as a member of the Board of Directors.

Stock Ownership Guidelines

The Company is committed to aligning the interests of its Board of Directors and corporate executives with the interests of stockholders, a key element of appropriate corporate governance. Accordingly, the Board of Directors has adopted stock ownership guidelines for members of the Board of Directors and corporate executives based on the amount of each individual’s cash salary or retainer, as follows:

Directors (non-employee)	2.0 times annual cash retainer
President and CEO	1.5 times annual base salary
Other corporate executives	1.0 times annual base salary

DIRECTOR COMPENSATION

The following summarizes our standard compensation arrangements for non-employee directors’ service on our Board and its committees. Accordingly, the table below sets forth the remuneration earned during the fiscal year ended March 31, 2010 by each of our non-employee directors:

Non-Employee Director Compensation in Fiscal Year 2010

	Fees Earned or Paid in Cash	Stock Awards(1)	Option Awards(1)	All Other Compensation (2)	Total
Name	($)	($)	($)	($)	($)
Gerry Chastelet	47,500	3,160	13,719	400	64,779
Raymond V. Malpocher	40,000	3,160	17,318	400	60,878
Patrick M. Murphy	47,500	3,160	13,719	400	64,779
N. John Simmons	41,750	3,160	9,304	400	54,614
David F. Walker	45,000	3,160	13,718	400	62,278

Footnotes:

(1)

This column reflects expense recognized in our financial statements during the fiscal year ended March 31, 2010 in accordance with FASB ASC Topic 718. See note 9 to the financial statements included in the Company’s annual report on Form 10-K for the fiscal year ended March 31, 2010 for the assumptions used relating to the valuation of these stock options.

(2)	Consists of dividends paid on restricted stock.

Processes, Procedures and Rationale

The Compensation Committee periodically reviews the appropriateness and competitiveness of the compensation of our non-employee directors. Subject to approval by the Board of Directors, the Compensation Committee is responsible for establishing policies that govern non-employee director compensation and for implementing, administering and interpreting non-employee director compensation procedures and policies.

Cash Compensation

To better align the outside Board member overall remuneration with other public companies and the efforts undertaken by non-employee Board members throughout the year, the structure of the cash compensation paid to independent directors was changed for fiscal 2010 to eliminate Board and Committee meeting fees, with adjustments made to cash retainers. For fiscal 2010, the annual retainer paid to each non-employee director was $30,000, the additional annual retainer paid to the Audit Committee Chairman was $7,500, the additional annual retainer paid to each chairman of other board committees was $5,000, and the annual retainer paid to the Lead Director was $5,000. In addition, the annual retainer to be paid to each non-employee director was $5,000 for each committee membership.

The Company does not pay compensation to any member who is also a Company employee. In fiscal 2010, that policy applied to Messrs. Farren and Wood.

Stock Grants

Stock options and other stock-based awards granted to non-employee directors are awarded under the Amended and Restated 2000 Long Term Incentive Plan. To better align the outside Board member overall remuneration with other public companies and the interests of other stockholders, equity awards to independent directors were revised for fiscal 2010. In February 2009, each independent director was granted non-qualified options to purchase 10,000 shares and a restricted stock award of 5,000 shares at a fair value of $1.90 per share on the date of the grant (the Fiscal 2010 award), each vesting in equal increments over a three year period.

EXECUTIVE OFFICERS

    Our Executive Officers are as follows:

Name	Age	Position
Owen Farren	59	Chairman of the Board, Director, President and Chief Executive Officer

Raymond B. Wood	74	Director, Senior Vice President and Director of Government Operations and Marketing

Thomas G. Archbold	50	Vice President of Finance, Chief Financial Officer and Secretary

J. Bradley Freeman	46	Vice President of Operations

Douglas B. Tilghman	48	Vice President of Engineering

Biographical information concerning Mr. Farren is set forth under Proposal One (Election of Directors) above. Biographical information concerning our other executive officers and their ages can be found under the caption “Executive Officers” in our 2010 Annual Report on Form 10-K for the year ended March 31, 2010, which is incorporated by reference into this Proxy Statement. Mr. Wood will retire as an Executive officer and Board member effective at our Meeting. Mr. Archbold resigned from his positions effective June 24, 2010.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table provides information regarding compensation paid to or earned by the individuals who served as our Chief Executive Officer and our other highly compensated executive officers, whom we refer to as our “named executive officers”. The Company has elected to use the “smaller reporting company” rules issued by the SEC regarding the disclosure of executive compensation. As provided for in the SEC rules, the

Company provides executive compensation disclosures for our named executive officers, including a Summary Compensation Table for the years ended March 31, 2010 and 2009, an Outstanding Equity Awards at Year End Table and certain narrative disclosures as provided for in the SEC rules.

	Fiscal Year	Salary	Stock Awards	Option Awards	Non-Equity Incentive Plan Compensation	All Other Compensation	Total
Name and Principal Position		($)	(1) ($)	(1) ($)	(3) ($)	(4) ($)	($)
Owen Farren Chairman of Board Chief Executive Officer and President	2010 2009	262,000 262,000	5,655 1,657	105,414 107,576	131,000 95,772	1,200 400	505,269 467,405

Thomas G. Archbold Vice President of Finance, Chief Financial Officer and Secretary (2)	2010 2009	150,000 43,750	3,771 1,105	8,675 7,125	59,500 13,367	533	222,479 65,347

J. Bradley Freeman Vice President of Operations	2010 2009	145,000 145,000	3,771 1,105	21,925 18,992	56,100 46,304	489	227,285 211,401

Douglas B. Tilghman Vice President of Engineering	2010 2009	147,000 143,208	3,771 1,105	23,653 20,708	55,860 49,416	889	231,173 214,437

Raymond B. Wood Senior Vice President and Director of Government Operations	2010 2009	182,500 182,500	4,242 1,243	23,116 19,398	71,175 63,061	800 400	281,833 266,602

Footnotes:

(1) The amount reflects the compensation expense recognized by the Company in fiscal 2010 and 2009 in accordance with FASB ASC Topic 718 for stock options granted to the officers listed. See footnote 9 in our audited consolidated financial statements in our annual report on Form 10-K for information discussing the valuation of stock options and restricted stock.

(2) Mr. Archbold was appointed our Chief Financial Officer effective December 15, 2008 at an annual salary of $150,000. Prior to that, Mr. Archbold served as a consultant to Taylor White and served as our Interim Chief Financial Officer since November 17, 2008. Mr. Archbold resigned as our Chief Financial Officer effective June 24, 2010.

(3) Non-Equity Incentive Plan Compensation was earned and accrued as of fiscal year ending March 31, 2010 and was paid in first quarter fiscal year 2011.

(4) Includes dividends on restricted stock paid to Messrs. Farren ($800), Archbold ($533), Tilghman ($489), Freeman ($489) and Wood ($400) and for Messers. Farren, Tilghman, and Wood, $400 of matching contributions made by the Company to its 401(k) Plan.

Compensation Philosophy

General. Our executive compensation program is designed to attract and retain a highly qualified and motivated management team, reward individual performance and align the interests of the senior executives directly with those of the stockholders. The ultimate goal of our executive compensation program is to help create stockholder value. “Pay for performance” is the underlying philosophy for our executive compensation program. This program applies to all key management personnel, including our Chief Executive Officer.

Components of Executive Compensation. There are three elements to TRC’s executive compensation program which include base salaries and employee benefits, annual incentive bonuses and long-term equity incentive awards. Our overall philosophy is to provide a total compensation package which incorporates the aggregate of all three components listed above and which is believed to be competitive with comparable companies to attract and retain executives with qualifications and experience to help us succeed. We generally provide base salaries and employee benefits for our executive management team that are lower than the median market compensation levels based on comparisons to a combination of published executive compensation surveys and a peer group analysis of comparable public companies in our industry. We believe that the opportunity for our executive officers to receive target annual incentive bonuses and long-term equity awards in excess of the median for the market allows management to earn total compensation comparable to the companies against which we compete for talent while creating a better alignment between management and shareholder interests. We believe that our executive compensation program is consistent with our “pay for performance” philosophy. Our annual incentive bonus program is further designed to provide incentives to improve performance in key areas, improve profitability and create shareholder value and rewards overachievement in excess of target levels to allow total compensation for our executives to exceed market medians, which occurred for fiscal 2010. Our long-term equity incentive awards consist of either stock options or restricted stock grants, and are designed to provide incentives for our executives to participate in the long term growth in value of the Company and to align the interests of executives with our other stockholders.

Base Salaries and Employee Benefits. Our goal is to establish salaries and employee benefits at levels below the median of the base salaries of similarly situated executives at comparable companies. For the Chief Executive Officer and Chief Financial Officer positions, we set salaries by considering published salaries, incentive compensation and stock based awards of chief executive officers and chief financial officers working for similar-sized public companies in similar industries. Consideration for salary increases for all employees, including Company management, is reviewed annually and is based on Company as well as individual performance. Compensation for our Chief Executive Officer is set by the Compensation Committee. Our Chief Executive Officer, with input from the Compensation Committee, undertakes an evaluation of each executive’s contribution to our performance and each executive’s experience, responsibilities and management abilities. For fiscal 2010, there were no adjustments made to the base salaries of the Chief Executive Officer or any of our named executives. Effective April 1, 2010, the Compensation Committee increased Mr. Farren’s salary to $270,000 for fiscal 2011, and increases in salaries were approved for all other executive officers.

Annual Incentive Bonuses. We administer an annual incentive bonus plan to provide a direct financial incentive for achieving overall Company performance and meeting key operational and strategic goals for the current fiscal year. The Compensation Committee believes that the annual bonus plan promotes the Company’s performance-based compensation philosophy by providing executives with direct financial incentives in the form of annual cash bonuses for achieving and exceeding specific performance goals. Bonus criteria are established, and bonuses ultimately awarded, in a manner intended to reward both overall corporate performance and an individual’s participation in attaining such performance. Our annual incentive bonus is paid in cash, ordinarily in a single installment in the first quarter following the completion of the fiscal year, and is tied to the achieving or exceeding predetermined annual corporate financial and individual performance objectives. Incentive bonuses for executives during fiscal 2010 were based on meeting corporate and/or functional financial targets as well as individually established target objectives that were set to assist the Company in meeting its overall strategic and corporate goals. Annual bonuses for fiscal 2011 have again been set based on a combination of meeting both financial targets as well as meeting individual objectives designed to improve the operations of the business. The Compensation Committee believes that these objectives may be reasonably attainable. We generally established the fiscal 2011 target bonus amounts to approximate the prior year bonus targets, with higher additional incentive opportunities if the Company’s fiscal 2011 financial performance exceeds target levels.

Equity Awards. Our Amended and Restated 2000 Long Term Incentive Plan permits grants of incentive stock options, non-qualified options and other equity awards. We believe that equity awards provide our executives with a strong link to our long-term performance create an ownership culture and help to align the interest of our executives and our shareholders.

We have not traditionally granted stock options to our executives in accordance with a set formula or timetable. Stock options and/or grants of restricted stock are awarded periodically under the Amended and Restated 2000 Long Term Incentive Plan to key executives, and generally are made on an annual basis. Stock options that are granted under the plan have an exercise price equal to the fair market value of the underlying stock on the date of grant, as are restricted awards. Both stock options and restricted stock awards generally vest over a thirty-six month period. In granting stock options and restricted stock awards, we consider the individual’s position at TRC, stock-based awards granted to the individual in prior years and his/her role in helping the Company achieve its goals.

There were no grants made to any of the named executive officers in fiscal 2010. Effective June 9, 2010, the Board approved the grant of 20,900 non-qualified stock options and 11,600 restricted shares to three of its named executive officers.

Compensation Consultant. The Compensation Committee retained an independent compensation consultant during fiscal 2010 to conduct a comprehensive review of the Company’s executive compensation program. This review and analysis was used by the Compensation Committee to develop our fiscal 2011 compensation plans, including base salaries, incentive compensation and long-term incentives. The consultant was engaged by and reported directly to the Compensation Committee and the Compensation Committee directly oversaw the services performed and approved the fees paid for the services rendered. The consultant did not provide any consulting services to the Company beyond its role as a consultant to the Compensation Committee

Outstanding Equity Awards at Fiscal Year End

The following table provides information for each of our named executive officers with respect to all unexercised options and unvested stock grants as of March 31, 2010.

Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price ($)	Option Expiration Date	(1) Number of Shares of Stock That Have Not Vested (#)	(1) Market Value of Shares That Have Not Vested ($)(1)
Owen Farren	40,000		4.95	1/22/17	6,666	32,130
	33,333	16,667	3.43	8/13/17
	33,333	16,667	2.94	3/6/18
	6,667	13,333	1.70	12/15/18
Thomas G. Archbold	10,000	10,000	1.70	12/15/18	4,444	21,421
	4,445	8,888	1.70	12/15/18
J. Bradley Freeman	20,000	10,000	2.85	3/31/18	4,444	21,421
	4,445	8,888	1.70	12/15/18

Douglas B. Tilghman	15,000	5,000	3.85	11/16/17	4,444	21,421
	6,667	3,333	2.94	3/6/18
	4,445	8,888	1.70	12/15/18
Raymond B. Wood	5,000		1.50	3/26/12	2,500	12,050
	20,000		12.34	3/29/14
	6,667	3,333	3.43	8/13/17
	3,055	1,945	3.57	9/11/17
	6,667	3,333	2.94	3/6/18
	5,000	5,000	1.70	12/15/18

Footnotes:

(1) Shares of restricted stock awards (non-vested shares) were granted in December 2008 at a grant date fair value of $1.70. As of March 31, 2010, the market value was $4.82 per share. The restricted shares have a three-year vesting period, with the exception of shares issued to Mr. Wood that vest over a two year period. Of the number of shares shown, one-half will vest on December 15, 2010 and the remaining one-half will vest on December 15, 2011.The remaining shares under Mr. Wood’s restricted stock award vest on August 5, 2010.

Restricted Stock Awards

On December 15, 2008, our Board of Directors approved the grant of restricted stock awards to certain key employees and executive officers of the Company under the Company’s Amended and Restated 2000 Long Term Incentive Plan. The total number of restricted stock grants that were issued was 81,999 at a fair value of $1.70 per share on the date of the grant. With the exception of one award made to Mr. Wood, our Senior Vice President and Director of Government Operations and Marketing (which will vest annually over a two year period), the restricted stock grants vest annually over a three year period, with one-third vesting annually on the anniversary date of the grant. In fiscal 2010, 27,333 of these restricted shares vested. In February 2009, we granted 25,000 shares of restricted stock at a fair value of $1.90 per share on the date of the grant to our non-employee directors. In fiscal 2010, 8,333 of these restricted shares vested.

The terms of our restricted stock awards provide that the grantees could satisfy their tax withholding obligations upon the vesting of their restricted shares by having TRC withhold a number of vested shares having a value on the date of vesting equal to the grantee’s tax withholding obligation. As a result, we repurchased 4,285 of TRC’s restricted stock awards to satisfy federal tax obligations that were triggered by the vesting of these shares.

2010 Stock Vested Table

During fiscal year 2010, there were no options exercised by our executive officers and we made no grants of stock options or restricted shares in fiscal year 2010 to any of our named executive officers. The following table sets forth information for the fiscal year ended March 31, 2010 with respect to the number of restricted shares that vested for our named executive officers.

	Restricted Stock Awards
Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
Owen Farren	3,333	12,636
Thomas G. Archbold	2,223	8,425
J. Bradley Freeman	2,223	8,425
Douglas B. Tilghman	2,223	8,425
Raymond B. Wood	2,500	9,475

(1)	The value realized on vesting was determined based upon the fair market value of the Company’s Common Stock on the date of vesting.

Equity Compensation Plan Information

The following table provides information as of March 31, 2010, with respect to shares of our Common Stock that may be issued under our existing equity compensation plans.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (#)	Weighted- Average Exercise Price of Outstanding Options, Warrants and Rights ($)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities in Column (a)) (#)
Equity compensation plans approved by stockholders	910,118	4.39	376,885
Equity compensation plans not approved by stockholders	-	-	-
Totals	910,188	4.39	376,885

Potential Payments Upon Termination or Change of Control

We do not have employment, severance or change of control agreements with any of our current named executive officers.

Indemnification

The Company’s Bylaws provide that the Company shall indemnify its directors and officers to the fullest extent permitted by Florida law, including in circumstances in which indemnification is otherwise discretionary under such law. The Company indemnifies its directors and officers so that they will serve free from undue concern that they will not be indemnified, and have signed agreements with each of its independent directors contractually obligating the Company to provide this indemnification to them. A copy of the indemnification agreement has been filed with the SEC and is publicly available.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Except as otherwise described below, during the fiscal year ended on March 31, 2010, there was not, nor is there currently proposed, any transaction or series of similar transactions to which the Company was or is to be a party in which the amount involved exceeds $120,000 and in which any director, executive officer, five percent stockholder or any member of the immediate family of any of the foregoing persons had or will have a direct or indirect material interest.

TRC’s Code of Conduct provides that as a general rule, employees should avoid conducting Company business or entering into any Company business agreements or arrangements with a relative or significant other, or with a business in which a relative or significant other has an influential role, and any other business agreements or arrangements that would be considered a related party transaction.

Under TRC’s Code of Conduct, if a related party transaction is to be entered into, it must be fully disclosed to our designated compliance officer in advance. If a conflict of interest transaction involves one of our directors or executive officers, or any other person, it must be reviewed by our Nominating and Governance Committee. Any related party transactions involving the Company’s directors or executive officers are, by definition, material, and as such, must be reviewed and approved, in writing and in advance, by our Nominating and Governance Committee.

Our wholly-owned subsidiary, Patco Electronics, Inc. (“Patco”) leases 10,000 square feet in Titusville, Florida from Hosea Partners, Ltd., (“Hosea”), an entity founded and controlled by Patco’s founding shareholder Roger M. Boatman. Under the terms of the commercial triple net lease agreement, Patco leases 7,000 square feet of manufacturing and warehouse space and 3,000 square feet of office space from Hosea for a three year term commencing on March 31, 2010. During the term of the lease, Patco pays monthly rent in the amount of $7,000, plus sales tax, to lease the facility. The Patco leased facility is used for the manufacture and assembly of our battery charging products and battery management product solutions. There was no expense recognized under this lease in the fiscal year ended March 31, 2010.

SECURITY OWNERSHIP OF CERTAIN

BENEFICIAL OWNERS AND MANAGEMENT RELATED

STOCKHOLDER MATTERS

The following table enumerates, as of the Record Date, certain information with respect to shares beneficially owned by (i) each person known by the Company to be the beneficial owner of more than five percent (5%) of the Company’s outstanding shares of Common Stock, (ii) each of the Company’s directors and the executive officers named in the Summary Compensation Table below, and (iii) all current directors and executive officers as a group:

Beneficial Owner	Shares Beneficially Owned(1)	Percentage of Class
Roger Boatman 1855 Shepard Drive Titusville, FL 32780	694,750(3)	10.5%

The Burton Partnership P.O. Box 4643 Jackson, WY 83001	683,800(2)	10.3%

Dimensional Fund Advisers LP Palisades West, Building One 6300 Bee Cave Road Austin, Texas 78746	469,758(4)	7.1%

Owen Farren Chairman of the Board, Director, President, and Chief Executive Officer	190,630(5)	2.9%

Raymond B. Wood Director, Senior Vice President of Government Operations and Marketing	87,774(5)	1.5%

David F. Walker Director	60,521(5)	0.9%

Gerry Chastelet Director	56,668(5)	0.9%

Patrick M. Murphy Director	31,668(5)	0.5%

J. Bradley Freeman Vice President of Operations	36,084(5)	0.5%

Douglas B. Tilghman Vice President of Engineering	29,777(5)	0.5%

Raymond V. Malpocher Director	21,668(5)	0.3%

N. John Simmons, Jr. Director	16,668(5)	0.3%

Thomas G. Archbold Vice President of Finance and Chief Financial Officer	16,678(5)	0.3%

All directors, officers and 5% beneficial owner as a group (thirteen persons)	2,407,277	33.9%

Footnotes:

(1) For purposes of this table, a person or group of persons is deemed to be the “beneficial owner” of any shares that such person has the right to acquire within 60 days following June 15, 2010. For purposes of computing the percentage of outstanding shares held by each person or group of persons named above on a given date, any security that such person or persons has the right to acquire within 60 days following June 15, 2010 is deemed to be outstanding, but is not deemed to be outstanding for the purpose of computing the percentage ownership of any other person.

(2) Beneficial owner as reported in the stockholder’s filing on Form 4 with the SEC on April 1, 2009.

(3) Beneficial owner as reported in the stockholder’s filing on Form 13G with the SEC on April 22, 2010.

(4) Beneficial owner as reported in the stockholder’s Schedule 13G filed with the SEC for the quarter ended December 31, 2009.

(5) Includes the following shares subject to currently exercisable options held by Messrs. Farren (130,000), Wood (60,000), Walker (50,001) Chastelet (55,001), P. Murphy (30,001), Freeman (24,445) Tilghman (26,112), Malpocher (20,001), Simmons (10,001) and Archbold (14,445).

AUDIT COMMITTEE REPORT

The Audit Committee of the Board of Directors (the “Committee”) assists the Board in fulfilling its responsibility for general oversight of the quality and integrity of the accounting, auditing and financial reporting process and practices of the Company, and also recommends to the Board of Directors, subject to stockholder ratification, the selection of the Company’s independent registered public accounting firm.

Management is responsible for the Company’s internal controls, while the Company’s independent registered public accounting firm is responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board (the “PCAOB”) (United States) and to issue a report thereon. The Committee is charged with providing service as an independent and objective monitor of the Company’s financial reporting process, selection of critical accounting policies, system of internal controls, audit process for compliance with applicable laws and regulations, and the Company’s standards of business conduct.

In fulfilling these responsibilities, the Committee met with both the Company’s management and its independent registered public accounting firm to review all annual and quarterly financial statements and to discuss significant accounting policies and issues prior to the issuance of those statements. Management represented to the Committee that the Company’s consolidated financial statements were prepared in accordance with U.S. generally accepted accounting principles, and the discussions held with the Company’s independent registered public accounting firm covered those matters required to be discussed by Statement on Auditing Standards No. 61 (Codification of Statements on Auditing Standards). During those discussions, the independent registered public accounting firm provided to the Committee the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Committee discussed with the independent registered public accounting firm their independence and whether the non-audit services provided by them to the Company during fiscal 2010 was compatible with, or could reasonably be deemed to call into question, that status.

Each member of the Committee was and is an independent director as determined by the Board of Directors, based upon Rules 4200(a) 15 and 4350(d) of the Nasdaq listing rules and the additional independence requirements imposed by the SEC’s rules. Patrick M. Murphy has served as chairman of the audit committee since May 8, 2007. Messrs. Murphy and Simmons have been determined by the Board to be “audit committee financial experts” as defined by the applicable rules. Nonetheless, all Committee members rely without independent verification on the information provided to them and on the representations made by management and the independent registered public accounting firm. Accordingly, the Committee’s oversight does not provide an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or internal control and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Moreover, the Committee’s considerations and discussions do not ensure that the audit of the Company’s consolidated financial statements has been carried out in accordance with the standards of the PCAOB (United States) or that the Company’s independent registered public accounting firm is in fact “independent.”

The Company’s independent public accountants for the years ended March 31, 2009 and 2008 were KPMG LLP. As a result of financial and other considerations the Audit Committee voted on September 2, 2009 to appoint Kirkland, Russ, Murphy & Tapp, P.A as our new independent accountants.

    Pursuant to Item 304(a) of Regulation S-K, we reported the following:

(a)	Previous Independent Accountants

(i)

Effective September 2, 2009, we retained Kirkland, Russ, Murphy & Tapp, P.A. as our independent certified public accountants in place of KPMG LLP, who were dismissed as our independent auditors effective September 2 , 2009.

(ii)

The reports of KPMG LLP on our financial statements for each of the two years ended March 31, 2009 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles.

(iii)	The decision to change accountants was approved by the Audit Committee of the Board of Directors.

(iv)

In connection with the audits of our financial statements for each of the two years ended March 31, 2009 and through September 2, 2009, there were no disagreements with KPMG LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope and procedure which, if not resolved to the satisfaction of KPMG LLP, would have caused it to make reference to the matter in their report.

(v)	There were no “reportable events” as that term is described in Item 304 (a) (1) (v) of Regulation S-K.

(vi)

The Company requested KPMG LLP to furnish a letter addressed to the Securities and Exchange Commission stating whether it agrees with the above statements. A copy of that letter, dated September 8, 2009, was filed as Exhibit 16.1 on Form 8-K dated September 2, 2009.

(b)	New Independent Accountants

(i)

We engaged Kirkland, Russ, Murphy & Tapp, P.A. as our new independent accountants effective September 2, 2009. During the two years ended March 31, 2009 and through September 2, 2009, we did not consult with Kirkland, Russ, Murphy & Tapp, P.A concerning our financial statements, including the application of accounting principles to a specified transaction (proposed or completed) or the type of audit opinion that might be rendered on our financial statements or any matter that was either the subject of a “disagreement” or “reportable event” (as such terms are defined in Item 304 of Regulation S-K) with the previous independent accountants.

On the basis of its reviews and discussions and the report of the independent registered public accounting firm to the Committee, the Committee recommended to the Board of Directors that the Board approve the inclusion of the Company’s audited consolidated financial statements in the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2010, for filing with the Commission, and that Kirkland, Russ, Murphy & Tapp, P.A. be selected as the Company’s independent registered public accounting firm for the Company’s 2011fiscal year.

Submitted by the Audit Committee
of the Board of Directors

Patrick M. Murphy, Chairman
Gerry Chastelet, Member
N. John Simmons, Jr., Member

The foregoing report does not constitute solicitation material and should not be deemed filed or incorporated by reference into any prior or future Company filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this report by reference thereto.

RELATIONSHIP WITH INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The following table presents fees for professional audit services rendered by Kirkland, Russ, Murphy & Tapp, P.A. and KPMG LLP for the audit of our annual consolidated financial statements for the fiscal years ended March 31, 2010 and March 31, 2009, and fees billed for other services rendered by Kirkland, Russ, Murphy & Tapp, P.A. and KPMG LLP during these periods:

Fee Category	Fiscal 2010		Fiscal 2009

	KRMT	KPMG	KPMG

Audit fees	$43,500	131,300	215,000
Audit-related fees	35,911	9,250	3,000
Tax fees	15,000	15,000	61,315
All other fees	-	1,750	-
	$94,411	157,050	279,315

Audit Fees

Audit fees include fees for the audit of our consolidated financial statements and review of the interim financial statements included in quarterly reports and services that are normally provided by Kirkland, Russ, Murphy & Tapp, P.A. (“KRMT”) and KPMG LLP in connection with statutory and regulatory filings or engagements. Audit fees in fiscal 2010 for KRMT represent partial year fees.

Audit-Related Fees

Audit related fees for KRMT for the fiscal year ended March 31, 2010 consist of audit fees and support for the Patco acquisition and KPMG fees consist of costs incurred in the transition to KRMT. Audit-related fees for KPMG for the fiscal year ended March 31, 2009 consist of fees related to the Company’s filing of a Form S-8 registration statement increasing the number of shares available for issuance under its Amended and Restated 2000 Long-Term Incentive Plan.

Tax fees

Tax fees consist of fees billed for tax compliance and tax advice. These services include assistance regarding federal, state and international tax compliance and the preparation of a transfer pricing study.

All Other Fees

All other fees generally include fees for advisory services related to accounting principles, rules and regulations.

Audit Committee Pre-Approval of Audit and Non-Audit Services

The Audit Committee pre-approves all audit and permissible non-audit services provided to the Company by the independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services. The Audit Committee has adopted policies and procedures for the pre-approval of services provided by the independent registered public accounting firm. Such policies and procedures provide that management and the independent registered public accounting firm shall jointly submit to the Audit Committee a schedule of audit and non-audit services for approval as part of the annual plan for each fiscal year. In addition, the policies and procedures provide that the Audit Committee may also pre-approve particular services not in the annual plan on a case-by-case basis. Management must provide a detailed description of each proposed service and the projected fees and costs (or a range of such fees and costs) for the service. The policies and procedures require management and the independent registered public accounting firm to provide quarterly updates to the Audit Committee regarding services rendered to date and services yet to be performed.

As permitted under the Sarbanes-Oxley Act of 2002, the Audit Committee may delegate pre-approval authority to one or more of its members, for audit and non-audit services to a subcommittee consisting of one or more members of the Audit Committee. Any service pre-approved by a delegate must be reported to the Audit Committee at the next scheduled quarterly meeting.

PROPOSAL TWO-RATIFICATION OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Our Board of Directors has selected the independent registered public accounting firm of Kirkland, Russ, Murphy & Tapp, P.A. to perform audit and related functions with respect to our accounts for its fiscal year ending March 31, 2011. The Board recommends ratification of its selection. In the event the stockholders fail to ratify the appointment, the Board of Directors will reconsider its selection, and even if ratification occurs, the Board, in its discretion and through the actions of its Audit Committee, may direct the appointment of a different independent registered public accounting firm at any time during the fiscal year if it determines that such a change would be in the best interest of the Company and its stockholders.

One or more representatives of Kirkland, Russ, Murphy & Tapp, P.A. will be in attendance at the Meeting to respond to appropriate stockholder questions and to have an opportunity to make any statement which they may care to address to the attending stockholders.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE SELECTION OF KIRKLAND, RUSS, MURPHY & TAPP, P.A. TO SERVE AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING MARCH 31, 2011.

ACCESS TO ANNUAL REPORT

A copy of the Company’s 2010 Annual Report to Stockholders, which includes the Company’s Form 10-K, as filed with the Commission, for the fiscal year ended March 31, 2010, has been mailed with this Proxy Statement to all stockholders entitled to notice of and to vote at the Meeting. Such report is not incorporated into this proxy statement and is not considered proxy solicitation material. Additional copies of the Company’s Annual Report, and any of its other Commission filings, may be obtained from the Commission’s website, www.sec.gov, or by writing to Technology Research Corporation, 5250-140th Avenue North, Clearwater, Florida 33760, Attention: Thomas G. Archbold, Vice President of Finance and Chief Financial Officer.

COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT

Our Board of Directors and executive officers, as well as persons who own more than ten percent of the Company’s outstanding shares of Common Stock, are subject to the reporting requirements of Section 16(a) of the Exchange Act (“Section 16(a)”), which require them to file with the Securities and Exchange Commission reports with respect to their ownership of Common Stock and their transactions therein. Based upon (i) the copies of Section 16(a) reports that we received from such persons for their fiscal 2010 transactions in the Common Stock and their Common Stock holdings, and (ii) the written representations received from one or more of such persons that no annual Form 5 reports were required to be filed by them for fiscal 2010, we believe that all reporting requirements under Section 16(a) were met in a timely manner by all such persons.

OTHER MATTERS

Stockholders who intend to have a proposal considered for inclusion in the Company’s proxy statement and form of proxy for presentation at the Company’s 2011 annual meeting of stockholders pursuant to Rule 14a-8 under the Exchange Act must submit the proposal to the Company at its principal executive offices not later than March 7, 2011. If next year’s annual meeting of stockholders is moved to a date more than 30 days before or after the anniversary date of the Meeting, the deadline for inclusion of proposals in the Company’s proxy statement and proxy will instead be a reasonable time before the Company begins to print and mail its proxy materials.

The Board of Directors has no information that any other matter will be brought before the Meeting for consideration and vote by the Company’s stockholders. If, however, any such matter is properly presented, either at the Meeting or as a result of its postponement or adjournment, it is the intention of the persons named in the accompanying form of proxy to vote the proxy in accordance with their best judgment, discretionary authority to do so being included in the proxy.

By order of the Board of Directors

Owen Farren
President and Chief Executive Officer

Clearwater, Florida

July 1, 2010

TECHNOLOGY RESEARCH CORPORATION 5250 140TH AVENUE NORTH CLEARWATER, FL 33760

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

Electronic Delivery of Future PROXY MATERIALS

If you would like to reduce the costs incurred by Technology Research Corporation in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

The Board of Directors recommends a vote FOR the following:				For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.

1.	Election of Directors			☐	☐	☐
Nominees
01	Owen Farren	02 Gerry Chastelet			03 Paul J. Hoeper		04 Raymond V. Malpocher	05 Patrick M. Murphy
06	N. John Simmons, Jr.
The Board of Directors recommends a vote FOR the following proposal:									For	Against	Abstain
2	Approval of Kirkland, Russ, Murphy & Tapp, P.A., as the independent registered public accounting firm of the Company for the fiscal year ending March 31, 2011.								☐	☐	☐
NOTE: To consider and act upon any matters related to the foregoing purposes and to transact such other business as may properly be brought before the meeting and at any adjournments thereof.
For address change/comments, mark here. (see reverse for instructions)						☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]			Date				Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, Annual Report is/are available at www.proxyvote.com.

TECHNOLOGY RESEARCH CORPORATION

PROXY FOR THE ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD AUGUST 5, 2010

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

Each of the undersigned, as the owner(s) as of June 15, 2010 of common stock of Technology Research Corporation, a Florida corporation (the “Company”) hereby appoints Owen Farren, Chairman of the Board as attorney-in-fact and proxy, with full power of substitution for the limited purpose of voting all shares of the common stock owned by the undersigned at the Annual Meeting of Stockholders of the Company to be held at the Company headquarters, 5250 140th Avenue North, Clearwater, Florida 33760 at 1:00 P.M., local time, August 5, 2010, and at any adjournments thereof, but only in accordance with the following instructions: lf you are unable to attend the meeting personally, the Board of Directors requests that you complete and mail this proxy to insure adequate shareholder representations at the Meeting. As this proxy is being solicited by the Board of Directors, you are encouraged to contact any member of the incumbent Board if you have any questions concerning this proxy or the matters referenced herein.

Address change/comments:

(If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.)
Continued and to be signed on reverse side